       As filed with the Securities and Exchange Commission on September 4, 1996
                                                     Registration No. 33-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ______________________

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ______________________

                          SOLAR ENERGY RESEARCH CORP.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ______________________

         COLORADO                        6749                   84-0672714
(STATE OR OTHER JURISDICTION      (PRIMARY STANDARD         (I.R.S. EMPLOYER
    OF INCORPORATION OR       INDUSTRIAL CLASSIFICATION       IDENTIFICATION
       ORGANIZATION)                  CODE NUMBER)               NUMBER)

                           10075 E. COUNTY LINE ROAD
                           LONGMONT, COLORADO 80501
                                (303) 772-3316
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ______________________

                               JANET S. COLLINS
                                   SECRETARY
                           10075 E. COUNTY LINE ROAD
                           LONGMONT, COLORADO 80501
                                (303) 772-3316
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ______________________

                                With copies to:
      THOMAS C. DEFILIPPS, ESQ.                    ROGER V. DAVIDSON ESQ.
  WILSON SONSINI GOODRICH & ROSATI                COHEN BRAME & SMITH P.C.
      PROFESSIONAL CORPORATION                1700 LINCOLN STREET, SUITE 1800
         650 PAGE MILL ROAD                           DENVER, CO 80203
        PALO ALTO, CA 94304                            (303) 837-8800
           (415) 493-9300
                            ______________________

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement.
                            ______________________

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                            ______________________

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================
                               AMOUNT             PROPOSED          PROPOSED
 TITLE OF SECURITIES TO         TO BE              MAXIMUM          MAXIMUM           AMOUNT OF
     BE REGISTERED           REGISTERED         OFFERING PRICE      AGGREGATE       REGISTRATION
                                                 PER SHARE(1)     OFFERING PRICE        FEE
- -----------------------------------------------------------------------------------------------------
Common Stock............     1,334,450 shares      $2.76            $3,683,082          $ 1,270.03
=====================================================================================================

(1) THE PROPOSED MAXIMUM OFFERING PRICE PER SHARE WAS ESTIMATED PURSUANT TO RULE 457(F)(2) WHEREBY THE PER SHARE PRICE WAS DETERMINED BY REFERENCE TO THE BOOK VALUE OF SUCH SHARES AS OF JUNE 30, 1996.

                            ______________________

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

PROSPECTUS

                                1,334,450 SHARES

                          SOLAR ENERGY RESEARCH CORP.

                                  COMMON STOCK


     This Prospectus may be used in connection with the offer and sale, from time to time, of up to 1,334,450 shares (the "Shares") of Common Stock, no par value per share (the "Common Stock"), of Solar Energy Research Corp. ("SERC" or the "Company"), for the account of the selling shareholders identified below (the "Selling Shareholders"), who received the Shares issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof. All of the Shares covered hereby are to be sold by the Selling Shareholders. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders. The expenses incurred in registering the Shares, including legal and accounting fees, will be paid by the Company. None of the shares offered pursuant to this Prospectus have been registered for resale prior to the filing of the Registration Statement of which this prospectus is a part.

     The Company is applying to the Nasdaq SmallCap Market to allow trading of its Common Stock under the symbol "TLGN."

     The Shares offered hereby may be offered and sold, from time to time, by the Selling Shareholders in one or more transactions on the Nasdaq SmallCap Market (or any exchange on which the Common Stock may then be listed), in the over-the-counter market, in negotiated transactions or otherwise. Sales will be effected at such prices and for such consideration as may be obtainable from time to time. Commission expenses and brokerage fees, if any, will be paid by the Selling Shareholders. See "Plan of Distribution."

                            ______________________

     SEE "RISK FACTORS" ON PAGE 7 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SHARES OFFERED HEREBY.

                            ______________________


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                            ______________________


              THE DATE OF THIS PROSPECTUS IS SEPTEMBER 4, 1996

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the
Commission: New York Regional Office, Seven World Trade Center, New York, New York 10048, and Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed fees. In addition, the Commission maintains a Website (http:\\www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission through the Electronic Data Gathering, Analysis, and Retrieval system.

     This Prospectus constitutes a part of a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the shares covered by this prospectus, reference is made to the Registration Statement. Statements contained herein concerning the provisions of any document are not necessarily complete, and each such statement is qualified in its entirety by reference to the copy of such document filed with the Commission.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are hereby incorporated by reference in this Prospectus: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; (ii) the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1996 and June 30, 1996 and (iii) the Company's Information Statement filed with the Commission in connection with the Registrant's amended Form S-4 (File No. 333-
4037) as originally filed with the Commission on May 17, 1996.

     All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be submitted in writing to Investor Relations at the Company's principal executive offices at 353 Vintage Park Drive, Suite H, Foster City, CA 94404 or by telephone at (415) 349-3220.

                            ______________________

                                  THE COMPANY

     SERC, which was incorporated in Colorado on December 21, 1973, was formerly engaged in the business of designing, marketing and servicing solar heating systems. In December 1981, SERC reduced its solar business. SERC discontinued its solar business in 1983 due to continued losses. The solar industry segment serviced by SERC generally closed in 1985 with the termination of Federal Solar Tax Credits. SERC has not provided service to any solar customers since 1983 and is presently a development stage corporation. SERC's primary activity during the period from 1985 through the end of 1992 was the settling of various judgments relating to the discontinued solar business. Since that time, SERC, which is a development stage corporation subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), has been actively searching for an operating business or businesses to acquire. SERC's corporate offices are located at 10075 East County Line Road, Longmont, Colorado 80501; (303) 772-3316.

     SERC owns all of the capital stock of Solar Energy Research Corp. of California, a California corporation and wholly owned subsidiary of SERC ("SERC California"), and Telegen Acquisition Corporation, a California corporation and wholly owned subsidiary of SERC ("TAC"). SERC California and TAC were organized by SERC for the purpose of effecting the acquisition (the "Acquisition") by SERC of all of the outstanding capital stock of Telegen Corporation, a California corporation ("Telegen") through (i) a redomiciliation of SERC as a California corporation through a merger of SERC with and into SERC California, and (ii) a merger of TAC with and into Telegen with Telegen thereby becoming a wholly-owned subsidiary of SERC California.

     Telegen, which was incorporated in California on May 3, 1990, is a privately owned, diversified, high technology company with products, both developed and in development, in the Telecommunications, Flat Panel Display and Internet Hardware markets. At present, Telegen is organized into four divisions. The Telecom Products Division ("TPD") develops, manufactures and markets a line of intelligent telecommunications products, providing additional features to existing telephone equipment used by consumers and small businesses. Telegen Display Laboratories, Inc. ("TDL"), a subsidiary of Telegen, has developed a low-cost flat panel display technology to compete with other types of flat panel displays. The Internet Products Division ("IPD"), Telegen's newest division, is developing low-cost, easy-to-use hardware platforms which will allow consumers and small businesses to utilize specialized capabilities of the Internet without the need for a computer. Finally, Telegen Laboratories is a research organization which develops new products and technologies, which are then manufactured and marketed through one of the operating divisions. Telegen's corporate offices are located at 353 Vintage Park Drive, Foster City, California 94404; (415) 349-3220.

     SERC California, a wholly owned subsidiary of SERC, was formed for the purpose of effecting the Acquisition as described above and has engaged in no activities other than activities incidental to the Acquisition. TAC, a wholly owned subsidiary of SERC, was formed for the purpose of effecting the Acquisition as described above and has engaged in no activities other than activities incidental to the Acquisition.

     TERMS OF THE ACQUISITION. The Acquisition of Telegen by SERC will be made pursuant to the Agreement and Plan of Reorganization, as amended (the "Agreement"), by and among SERC, Telegen, and TAC dated November 16, 1995. Pursuant to the Agreement, SERC California (after giving effect to the proposed redomiciliation of SERC as a California corporation through a merger of SERC with and into SERC California) will acquire all of Telegen's outstanding capital stock through a merger of TAC with and into Telegen with Telegen thereby becoming a wholly-owned subsidiary of SERC California. The separate corporate existence of TAC will cease and Telegen shall continue as the surviving corporation. In connection with the Acquisition, which will become effective upon the closing, all of the shares of Telegen common stock will be canceled, and all holders thereof will automatically be entitled to receive for each of their shares of Telegen common stock a share of SERC California common stock (after giving effect to the proposed redomiciliation of SERC as a California corporation and to the one share-for-seven and one-fourth shares (1 for 7.25) reverse split of the issued and outstanding shares of SERC common stock).

     When the Acquisition becomes effective, the principal shareholders of Telegen will become the principal shareholders of SERC California. Therefore, a change in control of SERC California will occur if the Acquisition is completed. As a result of the Acquisition, the shareholders of Telegen will own approximately 95.8% of the total issued and outstanding common shares of SERC California immediately after the Acquisition. Upon completion of the Acquisition, SERC California will change its name to Telegen.

     The Acquisition is subject to certain conditions. In addition, either SERC or Telegen may withdraw from the Acquisition if the Acquisition is not consummated on or before September 30, 1996.

     This Prospectus covers the registration of 1,334,450 shares. This amount represents the number of shares of Telegen common stock held by shareholders of Telegen prior to the Acquisition who received such shares in a private placement of Telegen's common stock, dated February 15, 1996. See "Selling Shareholders."

     DESCRIPTION OF SECURITIES. As of August 23, 1996, SERC's authorized capital stock consisted of 100,000,000 shares of $.50 par value common stock and 25,000,000 shares of no par value preferred stock. After giving effect to the redomiciliation of SERC as a California corporation, the SERC California capital stock will be 100,000,000 shares of no par value common stock and 10,000,000 shares of no par value preferred stock. All shares of SERC California common and preferred stock have equal voting rights, one vote per share, and are not assessable. Voting rights are not cumulative; therefore, the holders of more than 50% of the common and preferred stock of SERC California could, if they chose to do so, elect all the Directors.

     Upon liquidation, dissolution or winding up of SERC California, the assets of SERC California, after satisfaction of all liabilities and distributions to preferred shareholders, if any, would be distributed pro rata to the holders of the common stock. The holders of the common stock do not have preemptive rights to subscribe for any securities of SERC California and have no right to require SERC California to redeem or purchase their shares.

     Holders of common stock are entitled to dividends, when and if declared by the board of directors of SERC California, out of funds legally available therefor. SERC California has not paid any cash dividends on its common stock, and it is unlikely that any such dividends will be declared in the foreseeable future.

                                  RISK FACTORS


     In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating an investment in the shares of Common Stock offered by this Prospectus. The discussion in this Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors" and "The Company" as well as those discussed elsewhere in this Prospectus. Because the Registration Statement of which the Prospectus is a part will only become effective after the closing of the Acquisition the following factors assume the consummation of the Acquisition.

Absence of Public Market for SERC California Securities

     There is presently no market for SERC's common stock and there can be no assurance that any market will develop. The investment community could show little or no interest in SERC California in the future. As a result, persons receiving SERC California securities may have difficulty in reselling such securities should they desire to do so. SERC intends to apply for the listing of post-Acquisition SERC California on the Nasdaq SmallCap Market system. As a result of the Acquisition, it is expected that SERC California will meet the financial requirements for such a listing and thus, assuming that two registered and active market makers are obtained and the securities will have a minimum bid price of $3 per share, will satisfy the requirements for listing on the NASDAQ Small Cap market system. However, there can be no assurance that a listing on the NASDAQ Small Cap market system will be obtained. If SERC California is unable to obtain such a listing, certain Securities and Exchange Commission regulations pertaining to penny stocks may have a material adverse effect on the liquidity of SERC California common stock. Such material adverse effects could include, among other things, impaired liquidity with respect to SERC California securities and burdensome transactional requirements associated with transactions in the securities, including, but not limited to, waiting periods, account and activity reviews, disclosure of additional personal financial information and substantial written documentation.

History of Telegen Operating Losses; Accumulated Deficit and Minimum Revenues

     Telegen was incorporated in 1990 and first shipped products in 1991. Telegen has been engaged in lengthy development of its products and has incurred significant operating losses in every fiscal year since its inception. The cumulative net loss for the period from inception through June 30, 1996 was $6,748,808. Telegen expects to continue to incur operating losses at least through the end of 1996. In order to become profitable, Telegen must increase sales of its existing products, sustain volume manufacturing of its products at increased levels, develop new products for new and existing markets, and manage its operating expenses and expand its distribution capability. There can be no assurance that Telegen will meet and realize these objectives or ever achieve profitability.

Telegen's Future Capital Needs

     Telegen's future capital requirements will depend upon many factors, including the extent and timing of acceptance of Telegen's products in the market, the progress of Telegen's research and development, Telegen's operating results and the status of competitive products. Although Telegen believes that it currently has adequate capital to meet its forecasts through the end of 1996, Telegen's actual working capital needs will depend upon numerous factors, including the progress of Telegen's research and development activities, the cost of increasing Telegen's sales, marketing and manufacturing activities and the amount of revenues generated from operations. There can therefore be no assurance that Telegen will not require additional funding, or that any additional financing will be available to Telegen on acceptable terms, if at all. If adequate funds are not available as required, Telegen's results of operations will be materially adversely affected.

     While Telegen believes it has the capital needed to complete development of a finished prototype of the HGED flat panel display technology, additional capital will be needed to establish a high volume production capability. There can be no assurance that any additional financing will be available to Telegen on acceptable terms, if at all. If adequate funds are not available as required, Telegen's results of operations from the flat panel technology will be materially adversely affected.

Telegen's Exposure to Technological Change

     The market for Telegen's products is characterized by rapid technological change and evolving industry standards and is highly competitive with respect to timely product innovation. The introduction of products embodying new technology and the emergence of new industry standards can render existing products obsolete and unmarketable. Telegen's success will be dependent in part upon its ability to anticipate changes in technology and industry standards and to successfully develop and introduce new and enhanced products on a timely basis. If Telegen is unable to do so, Telegen's results of operations will be materially adversely affected. For example, Telegen took a longer period of time than expected to develop its ACS telephone peripheral product line. Although Telegen believes such delay has not materially affected its ability to market and sell the ACS products, there can be no assurance that Telegen will not encounter other technical or similar difficulties that could in the future delay the introduction of new products or product enhancements. With regard to its flat panel display technology, there are other more developed and accepted flat panel display technologies already in commercial production which will compete with Telegen's technology. There can be no assurance that Telegen will be successful in the development of its flat panel technology or that Telegen will not encounter technical or other serious difficulties in its development or commercialization which would materially adversely affect Telegen's results of operations.

Telegen's Dependence Upon Key Personnel

     Telegen's future success will depend in significant part upon the continued service of certain key technical and senior management personnel, and Telegen's ability to attract, assimilate and retain highly qualified technical, managerial and sales and marketing personnel. Competition for such personnel is intense, and there can be no assurance that Telegen can retain its existing key managerial, technical or sales and marketing personnel or that it can attract, assimilate and retain such employees in the future. The loss of key personnel or the inability to hire, assimilate or retain qualified personnel in the future could have a material adverse effect upon Telegen's results of operations.

     Telegen has entered into agreements with each of its executive officers (as well as all other full-time employees) that prohibit disclosure of confidential information to anyone outside of Telegen both during and subsequent to employment and require disclosure and assignment to Telegen of all proprietary rights to any ideas, discoveries or inventions relating to or resulting from the officer's work for Telegen.

Competition in the Telecommunications Market

     The market for telephone peripheral equipment is highly competitive, is dominated by successful niche marketers and Telegen expects this competition to continually increase. There are a number of companies which develop, manufacture and sell telecommunications devices which perform some of the same functions as those of Telegen's products. There can be no assurance that Telegen will be able to compete effectively against its competitors, many of whom may have substantially greater financial resources than Telegen. Further, some of the telephone call routing functions of Telegen's products can be provided through reprogramming by Bell Operating Companies of their central office equipment to allow "equal access" by customers to the long distance carrier of their choice without "dialing around" by inserting an access code. Since this "dial around" process is the principal function of Telegen's ACS 2000 and MLD 1000 products, if such an "equal access" feature were introduced, demand for Telegen's present products would be seriously impaired.

Telegen's Dependence on Major Customers

     Telegen expects that a large proportion of its revenues from its telecommunications products will be realized from sales to a small number of companies, primarily the major long distance carriers such as AT&T, MCI, Sprint and LDDS as well as the Regional Bell Operating Companies such as Bell Atlantic and SBC. The loss of one or more of these relationships, when developed, could have a material negative effect on Telegen's results of operations.

     Telegen's largest single customer during 1995 was Bell Atlantic, which purchased Telegen's TeleBlocker product. Bell Atlantic provided $65,890 in revenues, or approximately 45% of Telegen's total sales for 1995. Additionally, sales to SynerNet, Inc. and Sprint of $29,297 and $24,833, respectively, in 1995 accounted for approximately 20% and 17%, respectively, of Telegen's total sales in 1995.

     Sales to Bell Atlantic are expected to be lower for 1996 since Telegen's TeleBlocker was taken off the market to redesign the product to be produced with alternative components in lieu of a major electronic component of TeleBlocker that is no longer available. In March 1996, Telegen and MCI entered into a contract which provides for a minimum delivery of 6,000 ACS 2000 units over the following 12 months. Sales of such units would represent approximately $380,000 in revenues, or a majority of Telegen's anticipated sales during 1996. However, there can be no assurance that such revenue from MCI will ultimately be realized.

Flat Panel Competition; Flat Panel Patent(s)

     The market for flat panel displays is dominated by major Japanese companies such as Sharp Electronics, Toshiba and Sony. Telegen expects this competition to continually increase. There can be no assurance that Telegen will be able to compete effectively against its competitors, many of whom may have substantially greater financial resources than Telegen. Flat panel displays manufactured utilizing AMLCD technology have been in production for almost 10 years and have proven market acceptance. New technologies, such as FED and Color Plasma, are in development by a number of potential competitors, some of whom have greater financial resources than Telegen. There can be no assurance that Telegen's HGED technology can compete successfully on a cost or display quality basis with these other technologies. Further, there can be no assurance that Telegen's efforts to obtain patent protection for its HGED technology will be successful or, if patent protection is obtained, that Telegen's patent(s) will provide adequate protection.

Future Capital for Flat Panel Development and Production

     While Telegen believes it has the capital needed to complete development of a finished prototype of the HGED technology, additional capital will be needed to establish a high volume production capability. There can be no assurance that any additional financing will be available to Telegen on acceptable terms, if at all. If adequate funds are not available as required, Telegen's results of operations from the flat panel technology will be materially adversely affected.

Telegen's Dependence Upon Limited Number of Manufacturing Sources and Component Suppliers

     Telegen currently relies upon a limited number of manufacturing sources for its telecom production capability. Although Telegen is currently seeking to qualify alternative sources of supply, Telegen has not yet contracted for alternative suppliers to perform such manufacturing activities. In the event of an interruption of production or delivery of supplies, Telegen's ability to deliver its products in a timely fashion would be compromised, which would materially adversely affect Telegen's results of operations. Certain components used in Telegen's telecommunications products, such as microprocessors, are available from only a limited number of sources. Although to date Telegen has generally been able to obtain adequate supplies of these components, Telegen obtains these components on a purchase order basis and does not have long-term contracts with any of these suppliers. In addition, some suppliers require that Telegen either pre-pay the price of components being purchased or establish an irrevocable letter of credit for the amount of the purchase. Telegen anticipates that, as it begins manufacture of other products, it will encounter similar limitations regarding the components for those products. Telegen's inability in the future to obtain sufficient limited-source components for its telecommunications and other products, or to develop alternative sources, could result in delays in product introductions or shipments, which could have a material adverse effect on Telegen's results of operations.

Telegen's Need to Develop Marketing Experience

     Telegen has limited marketing experience, and expanding Telegen's markets will require significant expenses, including additions to personnel. There can be no assurance that Telegen will have all the capital resources necessary to expand its sales and marketing operations, or that Telegen's attempts to expand its sales and marketing efforts will be successful.

Intellectual Property

     Telegen relies on a combination of patents, trade secret and other intellectual property law, nondisclosure agreements and other protective measures to preserve its rights pertaining to its products. Such protection, however, may not preclude competitors from developing products similar to those of Telegen. In addition, the laws of certain foreign countries do not protect Telegen's intellectual property rights to the same extent as do the laws of the United States. There can also be no assurance that third parties will not assert intellectual property infringement claims against Telegen. One such matter was recently dismissed without prejudice to the Company but there is no assurance that more claims will not be initiated from litigants with more resources than Telegen. There is no assurance that Telegen will prevail in such litigation seeking damages or an injunction against the sale of Telegen's products or that Telegen will be able to obtain any necessary licenses on reasonable terms or at all.

Dispute Over Canceled Telegen Shares

     In August 1991, Telegen issued an aggregate of 208,592 shares of common stock to Sahara Associates, Inc. ("Sahara") in connection with a letter of credit and related financing to be obtained by Telegen. A letter of credit in the amount of $300,000 was issued in favor of Telegen by Bank Sadarat but Telegen was unable to realize any benefit from such a letter of credit. In September 1992, Bank Sadarat filed a complaint against Telegen in the Superior Court of the State of California for the County of San Mateo for approximately $110,000 advanced under a separate letter of credit. In March 1993, Telegen canceled the 208,592 shares issued to Sahara and filed a cross-complaint for declaratory relief against Sahara and others. In that action, Telegen sought a judicial declaration that the issuance of the aforementioned shares was void for lack of consideration, that the action of Telegen in canceling such shares was valid and that the persons to whom such shares were issued have no rights as shareholders of Telegen. The case was removed to the Federal District Court for the Northern District of California. In July 1996, Telegen settled Bank Sadarat's claim by paying Bank Sadarat $100,000, which is less than the liability for the Bank Sadarat claim that is reflected in Telegen's Financial Statements which are included in the SERC Information Statement incorporated by reference herein. The dispute with Sahara regarding the canceled shares has not yet been resolved. Although the number of shares and percentages of the outstanding shares referred to in this Registration Statement reflect the cancellation of shares issued to Sahara, there can be no assurance as to the ultimate result of the litigation with Sahara.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholders.

                              SELLING SHAREHOLDERS

     The following table sets forth as of September 4, 1996 certain information with respect to the beneficial share ownership of the Selling Shareholders. The following table assumes consummation of the Acquisition and the sale of all of their Shares by each selling Shareholder. After such sale no Selling Shareholder will beneficially own one percent (1%) or more of the Shares.

                                                                                   NUMBER OF                          NUMBER OF
                                                                              SHARES BENEFICIALLY   NUMBER OF    SHARES BENEFICIALLY
                                                                                OWNED PRIOR TO     SHARES BEING      OWNED AFTER
                        NAME OF SELLING SHAREHOLDER                                OFFERING          OFFERED          OFFERING
- ----------------------------------------------------------------------------  -------------------  ------------  -------------------
Corrado Acquadro............................................................           2,500            2,500               0
Norman E. Anderson..........................................................           5,000            5,000               0
Larry P. Angeli & Terry T. Angeli, ttees Angeli Trust DTD 9/18/95...........           5,000            5,000               0
Dennis R. Arey Jr. IRA Bear Stearns SEC Corp. Cust..........................           2,500            2,500               0
Irwin A. Bafigo TTEE The Bafigo Trust dtd 10/22/87..........................           5,000            5,000               0
Mark Bagby & Kathy Bagby....................................................          10,000           10,000               0
Randy E. & Hazel Bailey JTWROS..............................................           1,250            1,250               0
Gregory A. Ball.............................................................           2,500            2,500               0
Walter A. Beall IRA Contributory DTD 3-26-96 Bear Stearns Sec Corp.
   Cust.....................................................................           5,000            5,000               0
Britten W. Beauvoix (TTEE)..................................................           5,000            5,000               0
Jerry T. Bellon.............................................................           2,500            2,500               0
Debra Benson................................................................             500              500               0
Richard Bereza..............................................................           5,000            5,000               0
Renee Bienvenue.............................................................          10,000           10,000               0
National Securities Corporation Cust For Robert E. Billings IRA.............           5,000            5,000               0
Crist, Griffiths, Schulz & Biorn Money Purchase Pension Plan fbo Robert A.
 Biorn......................................................................           5,000            5,000               0
Richard A. Bocci............................................................           5,000            5,000               0
Robert J. Boike.............................................................           1,000            1,000               0
George R. Boyden............................................................           1,000            1,000               0
Gordon R.J. Bracey..........................................................           1,250            1,250               0
Leonard Brusseau/Grace Brusseau.............................................           5,000            5,000               0
The Bulotti Family 1995 Trust...............................................          10,000           10,000               0
James Burney & Katherine Burney TTEES fbo The Burney Family Trust
   DTD 5/29/90..............................................................           5,000            5,000               0
Burningham Family Trust Steven D. Burningham & Lisa P. Burningham...........           5,000            5,000               0
Spencer Bush................................................................           1,000            1,000               0
John E. and Janet Mae Butterfield...........................................           2,500            2,500               0
Egger & Co. 15-6022146......................................................          50,000           50,000               0
c/o The Chase Manhattan Bank, N.A.
Donald J. Cadwalader/Linda G. Cadwalader....................................           5,000            5,000               0
James H. Caplan and Leslie G. Caplan, Joint Tenants.........................          60,000           60,000               0

                                                                                   NUMBER OF                          NUMBER OF
                                                                              SHARES BENEFICIALLY   NUMBER OF    SHARES BENEFICIALLY
                                                                                OWNED PRIOR TO     SHARES BEING      OWNED AFTER
                        NAME OF SELLING SHAREHOLDER                                OFFERING          OFFERED          OFFERING
- ----------------------------------------------------------------------------  -------------------  ------------  -------------------
National Securities Corporation C/F James Caplan IRA........................           5,000            5,000               0
Rita Casey..................................................................          15,000           15,000               0
Rita Casey and Debra Fish...................................................           5,000            5,000               0
Julianne C. Cavanagh IRA Bear Stearns Securities Corp. Cust.................             500              500               0
Richard P. Cavanagh IRA Bear Stearns Securities Corp. Cust..................             500              500               0
Raymond J. Cervantes and Stephanie L. Cervantes JTWROS......................           2,500            2,500               0
Golden Pheasant, LTD........................................................          10,000           10,000               0
William B. Chapman..........................................................           5,000            5,000               0
c/o Chapman Popik & White
John R. Coghlan.............................................................          10,000           10,000               0
Kenneth I. Cohen Trustee DTD 4-2-93.........................................          10,000           10,000               0
Steven G. Cooperman MD......................................................          10,000           10,000               0
Rick P. Corbett & Nancy E. Corbett, TTEES, Rick & Nancy Corbett Trust
   DTD 12/17/92.............................................................           5,000            5,000               0
Jeffrey W. & Patricia L. Coupe..............................................           5,000            5,000               0
Jeffrey W. Coupe IRA Bear Stearns Securities Corp. Cust.....................             500              500               0
Patricia L. Coupe IRA Bear Stearns Securities Corp. Cust....................           2,440            2,440               0
Lincoln White Crane LTD.....................................................           6,000            6,000               0
Michael J. Dacunzo..........................................................             500              500               0
Bette I. Davis and Jerry J. Davis JTWROS....................................           5,000            5,000               0
Paul Dehmer.................................................................           2,000            2,000               0
Rick B. Delamarter MD.......................................................          20,000           20,000               0
Edward J. Dempsey...........................................................           8,500            8,500               0
Lelia U. Dempsey............................................................           1,000            1,000               0
DeWit Land and Investment Co................................................           5,000            5,000               0
National Securities Corp. Custodian for Joseph G. Dostal IRA................           5,000            5,000               0
Mildred D. DuCate Trustee, The DuCate Trust DTD 10/18/91....................          10,000           10,000               0
David J. Easterla...........................................................           1,250            1,250               0
Resources Trust Co. TRUA IRA FBO David J. Easterla..........................           2,500            2,500               0
Julie J. Ebbert.............................................................           2,500            2,500               0
Harris & Eide, CPA Profit Sharing Plan FBO:  Gregory M. Eide................           5,000            5,000               0
Timothy L. Eide.............................................................           5,000            5,000               0
Paul and Laura Escobosa, as Community Property..............................           5,000            5,000               0
James C. and Nancy P. Foley, Co-Trustees of the Foley Family Trust DTD
   March 7, 1991............................................................          75,000           75,000               0
Mark G. Foley or Tammy L. Foley.............................................           1,250            1,250               0
Sheldon Fromson.............................................................           5,000            5,000               0
National Securities Corporation C/F Kevin B. Gabbert IRA....................           1,000            1,000               0
Daniel Garcia and Mary Ellen Garcia.........................................             500              500               0
Blanche L. Gardiner, Jeffrey W. Gardiner, TTEES, Blanche Laurent Gardiner
   Trust U/A/D 7/13/89......................................................          12,000            5,000           7,000
Jeffrey W. Gardiner - IRA Bear Stearns Securities Corp. Cust................           3,200            3,200               0
Jeffrey W. Gardiner/Bonnie B. Gardiner, JTWROS..............................          21,000              800          20,200
Ralph M. George II..........................................................           1,250            1,250               0
Jerry Giles.................................................................          17,000           17,000               0
Charles L. Goldberg IRA Acct. #631 63393-13-135 Smith Barney, Inc.
   Rollover Cust............................................................           5,000            5,000               0
James Good..................................................................           4,000            4,000               0
R. and L. Trust.............................................................           1,000            1,000               0

                                                                                   NUMBER OF                          NUMBER OF
                                                                              SHARES BENEFICIALLY   NUMBER OF    SHARES BENEFICIALLY
                                                                                OWNED PRIOR TO     SHARES BEING      OWNED AFTER
                        NAME OF SELLING SHAREHOLDER                                OFFERING          OFFERED          OFFERING
- ----------------------------------------------------------------------------  -------------------  ------------  -------------------
Cardiovascular Pulmonary Medical Group, Inc., a Profit Sharing Plan FBO
   Kimberly Grant...........................................................           5,000            5,000               0
Steven Grant................................................................           5,000            5,000               0
Raymond Guerra..............................................................           5,000            5,000               0
Raymond Cornell Hackett.....................................................           6,000            6,000               0
Donald L. Hansen and Sue Ann Hansen.........................................          10,000           10,000               0
W. Peter Hansen.............................................................           8,000            8,000               0
Michael J. Heller...........................................................           5,000            5,000               0
Joseph Eric Henningsen......................................................           4,000            4,000               0
National Securities Corporation C/F Joseph E. Henningsen IRA................           5,000            5,000               0
Larry R. Hinson.............................................................           1,000            1,000               0
Evelyn Holman...............................................................           5,000            5,000               0
Carl C. Hsu & Hui-Ya Hsu....................................................           5,000            5,000               0
Grant & Jean Hunter, Hunter Family Trust....................................          15,000           15,000               0
Grant M. Hunter and Marilyn A. Hunter.......................................           5,000            5,000               0
Stephen A. Hunter...........................................................           7,000            7,000               0
Robert and Patricia Hurst...................................................           5,000            5,000               0
T. Steven Ichishta Bear Stearns Sec. Corp. Cust.............................           2,500            2,500               0
Jain Family Trust DTD 12/11/95..............................................           5,000            5,000               0
Saurabh Jain................................................................           5,000            5,000               0
Jim's California Auto Body, Inc., Retirement Trust..........................           7,000            7,000               0
Brett L. Johnson............................................................           2,500            2,500               0
Daniel Kadisha..............................................................           5,000            5,000               0
Dean Witter C/F Sander Kafetz...............................................           2,500            2,500               0
Fred & Eva Kashkooli Family Trust...........................................           5,000            5,000               0
Steven Kay - IRA, Bear Stearns Securities Corp. Cust........................          10,000            6,000           4,000
Thomas E. Kees..............................................................          11,250           10,000           1,250
Larry D. Kelley and Mary Jane Kelley JTWROS.................................          28,700           20,000           8,700
Kent M. Kilborn.............................................................             500              500               0
Allison Kitchel Jr. and Kay Lee Kitchel JTWROS..............................           5,000            5,000               0
Robert Kollack..............................................................           5,000            5,000               0
Jennie Lou Kraft and Verner Kraft Revocable Trust...........................           5,000            5,000               0
Kullberg Family Trust, Gordon & Marion Kullberg, Trustees...................           5,000            5,000               0
Dale C. Landon TTEE, Carole Haes Landon For Landon Family Trust.............           5,000            5,000               0
James W. Lunn and Sally J. Lunn F/T Lunn Trust dated 1-13-92................           1,000            1,000               0
Larry Lustgarten IRA Bear Stearns Securities Corp. Cust.....................           2,500            2,500               0
Parry Lustgarten, IRA.......................................................           2,500            2,500               0
Norman S. Lynn..............................................................          20,000           20,000               0
National Securities C/F Thomas Mackenroth IRA...............................          15,000           15,000               0
John D. Magill & Kristina A. Magill.........................................           5,000            5,000               0
The Matthews Family Trust...................................................           5,000            5,000               0
Sean A. McBratney...........................................................           5,000            5,000               0
Daniel R. McCall............................................................           5,000            5,000               0
Walter J. McCullough........................................................           5,000            5,000               0
David T. McCune & Debra G. McCune TTEES, FBO McCune Living Trust
   U/A DTD 9/19/90..........................................................          14,000           14,000               0
McDonald Limited, Stanley B. McDonald, GP...................................          20,000           20,000               0
Barbara Tracy Meier Keo MP..................................................           5,000            5,000               0

                                                                                   NUMBER OF                          NUMBER OF
                                                                              SHARES BENEFICIALLY   NUMBER OF    SHARES BENEFICIALLY
                                                                                OWNED PRIOR TO     SHARES BEING      OWNED AFTER
                        NAME OF SELLING SHAREHOLDER                                OFFERING          OFFERED          OFFERING
- ----------------------------------------------------------------------------  -------------------  ------------  -------------------
Carl L. Meier-IRA, Bear Stearns Securities Corp.............................           2,500            2,500               0
Richard Meister IRA, Bear Stearns Securities Corp...........................           2,500            2,500               0
Debra L. Miller.............................................................           1,000            1,000               0
Stephen R. Miraglia TTEE FBO Stephen R. Miraglia Trust U/A DTD
   5/28/87..................................................................           8,000            8,000               0
George J. Moore & Patricia J. Moore.........................................           5,000            5,000               0
Raghunath Mulukutla.........................................................           5,000            5,000               0
Akira Nakamura-IRA, Bear Stearns Sec. Corp. Cust............................           5,000            5,000               0
Mark C. Nevdahl.............................................................           5,000            5,000               0
Timothy B. Nyman & Diana G. Nyman JTWROS....................................          15,000           15,000               0
Arthur L. Patch and Jane B. Patch...........................................           1,250            1,250               0
Mark or Denise Pedersen.....................................................           1,250            1,250               0
Robert W. Peters TTEE and Carolyn H. Peters TTEE, The Robert W.
   Peters & Carolyn H. Peters 1992..........................................           5,000            5,000               0
Carolyn L. Peterson IRA, Bear Stearns Sec. Corp. Cust.......................           1,300            1,300               0
Wilson B. Peterson and Carolyn L. Peterson TTEES FBO Peterson Family
   Trust....................................................................           2,400            2,400               0
Wilson B. Peterson IRA Bear Stearns Sec. Corp. Cust.........................           1,300            1,300               0
Robert & Vee Pirtle.........................................................           5,000            5,000               0
Robert & Barbara Pirtle.....................................................           2,500            2,500               0
Robert W. Pirtle Jr. IRA, Bear Stearns Securities Corp. Cust................           2,500            2,500               0
Bruce Prescott..............................................................           5,000            5,000               0
Barry Reder.................................................................           5,000            5,000               0
Leigh R. Reifsteck..........................................................           1,000            1,000               0
Patrick L. Reilly...........................................................          15,400           15,400               0
Patrick L. Reilly IRA Bear Stearns Sec. Corp. Cust..........................           4,600            4,600               0
Phillip V. Renz & Shelly J. Renz JTWROS.....................................           5,000            5,000               0
National Securities Corporation C/F Phillip Renz IRA........................           5,000            5,000               0
Victor W. Renz & Helen A. Renz JTWROS.......................................           5,000            5,000               0
Peter O. Richard & Patricia A. Richard JTWROS...............................           7,500            7,500               0
William F. Richardson.......................................................           5,000            5,000               0
Jerome E. Robertson Profit Sharing Plan.....................................           5,000            5,000               0
Mr. Day P. Rosenberg........................................................           1,200            1,200               0
Gregory A. Rossini & Zeree D. Rossini TTEES The Rossini Trust...............          10,000           10,000               0
Mark Roth...................................................................           2,500            2,500               0
Rupp Family Trust...........................................................           2,500            2,500               0
Resources Trust FBO Harvey Salzberg.........................................           2,500            2,500               0
David W. Schut Trust u/a DTD 6/13/94........................................           5,000            5,000               0
Jeffrey D. Scott............................................................           1,000            1,000               0
Larry Simon, TTEE, The Larry & Suzanne Simon Family Trust DTD
   1/27/90..................................................................           5,000            5,000               0
John R. Smith...............................................................           2,500            2,500               0
N. Richard Smith............................................................           1,250            1,250               0
Theodore F. Smith...........................................................           5,000            5,000               0
John A. & Marguerite L. Spitler TTEES FBO The John A. & Marguerite L.
   Spitler Trust DTD 5/15/91................................................           5,000            5,000               0
Staples & Sons, Roger Staples, Partner......................................           5,000            5,000               0
Clifford C. Stephens........................................................          10,000           10,000               0
Walter A. Strutz............................................................           5,000            5,000               0

                                      -14

                                                                                   NUMBER OF                          NUMBER OF
                                                                              SHARES BENEFICIALLY   NUMBER OF    SHARES BENEFICIALLY
                                                                                OWNED PRIOR TO     SHARES BEING      OWNED AFTER
                        NAME OF SELLING SHAREHOLDER                                OFFERING          OFFERED          OFFERING
- ----------------------------------------------------------------------------  -------------------  ------------  -------------------
Sundance Venture Partners LP................................................         200,000          200,000               0
Dalel Tartak MD/Steven M. Curran............................................           7,500            7,500               0
Ed Tatosian & Terrie Tatosian JTWROS........................................           1,250            1,250               0
Stephen P. Thomas...........................................................          10,000           10,000               0
Robert M. Tomasello.........................................................           5,000            5,000               0
Kenneth J. Tupper...........................................................           7,500            7,500               0
National Securities Corporation C/F Kenneth Tupper IRA......................           5,000            5,000               0
George P. Vila TTEE Gloria J. Vila TTEE FBO George P. & Gloria J. Vila
   Community Property Trust UAD.............................................           5,000            5,000               0
Joseph H. Vila..............................................................           5,000            5,000               0
Gregory J. Vislocky - IRA Rollover, Smith Barney Cust.......................          15,000           15,000               0
Wilbur W. Washburn..........................................................           1,000            1,000               0
Thomas A. Weber.............................................................           2,500            2,500               0
Deirdre Weingarden..........................................................          25,000           25,000               0
R. Wentz Const. Inc. Profit Sharing Plan....................................           5,000            5,000               0
Jalin Weststeyn.............................................................           5,000            5,000               0
David K. White..............................................................           1,250            1,250               0
Melburn G. Whitmire.........................................................          10,000           10,000               0
Gerad Woods FCC Products, Inc...............................................           5,000            5,000               0
Jack Wright and Gale Wright.................................................           1,250            1,250               0
Jim R. Yates II.............................................................           2,500            2,500               0
Takashi Yoshida, MD.........................................................           2,500            2,500               0
Donald E. Young OD-IRA Bear Stearns Securities Corp. Cust...................           2,500            2,500               0
                                                                                 -----------      -----------     -----------
                   TOTAL                                                           1,375,490        1,334,390          41,150

                             PLAN OF DISTRIBUTION

     The Shares may be sold from time to time by the Selling Shareholders or by pledgees, donees, transferees or other successors in interest. Such sales may be made in any one or more transactions on the NASDAQ SmallCap system, or any exchange on which the Common Stock may then be listed, in the over-the-counter market or otherwise in negotiated transactions or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may sell the Shares as agent or may purchase such Shares as principal and resell them for their own account pursuant to this Prospectus. Such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or purchasers of the Shares, for whom they may act as agent (which compensation may be in excess of customary commissions). In connection with such sales, the Selling Shareholders and any participating brokers or dealers may be deemed to be "underwriters" as defined in the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters relating to the validity of the securities offered hereby have been passed upon for the Company by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

                                    EXPERTS

     The financial statements of SERC and Telegen incorporated herein by reference from SERC's Form S-4 have been audited for SERC by Cordovano and Company, P.C., and for Telegen by Coopers & Lybrand, L.L.P., independent auditors, respectively, as set forth in their reports thereon incorporated by reference herein. Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

================================================================================


                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Available Information......................................................    3
Incorporation of Certain Documents by Reference............................    3
The Company................................................................    5
Risk Factors...............................................................    7
Use of Proceeds............................................................   11
Selling Shareholders.......................................................   11
Plan of Distribution.......................................................   15
Legal Matters..............................................................   15
Experts....................................................................   16


                        ______________________________


     No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information and representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the Shares by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Under no circumstances shall the delivery of this Prospectus or any sale made pursuant to this Prospectus, create any implication that the information contained in this Prospectus is correct as of any time subsequent to the date of this Prospectus.



                                1,334,450 Shares



                                 SOLAR ENERGY
                                RESEARCH CORP.



                        ______________________________



                                  Common Stock




                                   PROSPECTUS




                               September 4, 1996

================================================================================

                                    PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses, all of which will be paid by the Registrant in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions, if any. All of the amounts shown are estimates except the SEC registration fee.

SEC registration fee...............................................     $    1,270
Legal fees and expenses............................................         40,000
Accounting fees and expenses.......................................          7,500
Blue Sky fees and expenses (including legal fees)..................          2,000
Transfer agent's and registrar's fees and expenses.................            500
Miscellaneous expenses.............................................          3,730
                                                                          ________

Total                                                                   $   55,000
                                                                          ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article V of the Company's Restated Articles of Incorporation and Article VI of the Company's Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, the Company intends to enter into indemnification agreements with its officers and directors.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the California Corporation Law and Bylaws of the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.  EXHIBITS

   EXHIBIT
   NUMBER                                 DESCRIPTION
   -------     ----------------------------------------------------------------------
     2.1       Plan of Acquisition+
     5.1       Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
    23.1       Consent of Coopers & Lybrand, L.L.P., Independent Accountants
    23.2       Consent of Cordovano and Company, P.C., Independent Auditors
    23.3       Consent of Counsel (included in Exhibit 5.1)
    24.1       Power of Attorney (see page II-4)
    27.1       Financial Data Schedule+

____________________________
+ Incorporated by Reference to the Registrant's amended Registration Statement on Form S-4 (File No. 333-4037) as originally filed with the Commission on May 17, 1996.

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               a. To include any prospectus required by Section 10(a)(3) of the Securities Act;

               b. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               c. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a) and (b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

          2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Solar Energy Research Corp., a corporation organized and existing under the laws of the State of Colorado, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longmont, State of Colorado, on this 4th day of September, 1996.


                              SOLAR ENERGY RESEARCH CORP.


                              By: /s/ JAMES B. WIEGAND
                                  ----------------------------------------------
                                   James B. Wiegand
                                   President


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints James B. Wiegand, jointly and severally, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

       SIGNATURE                      TITLE                         DATE
- -----------------------     ---------------------------      ------------------
/s/ JAMES B. WIEGAND        President, Chief Accounting      September 4, 1996
- -----------------------     Officer and Chairman of the
  James B. Wiegand          Board

/s/ MARK E.A. WIEGAND       Treasurer, Chief  Financial      September 4, 1996
- -----------------------     Officer
  Mark E.A. Wiegand         and Director

/s/ JANET S. COLLINS        Secretary and Director           September 4, 1996
- -----------------------
  Janet S. Collins

                               INDEX TO EXHIBITS

EXHIBIT                                                                                    SEQUENTIALLY
NUMBER                                   DESCRIPTION                                       NUMBERED PAGE
- -------        ---------------------------------------------------------------------       -------------
  2.1          Plan of Acquisition +                                                             --
  5.1          Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation            II-6
 23.1          Consent of Coopers & Lybrand, L.L.P., Independent Accountants                    II-7
 23.2          Consent of Cordovano and Company, P.C., Independent Auditors                     II-8
 23.3          Consent of Counsel (included in Exhibit 5.1)                                      --
 24.1          Power of Attorney                                                                II-4
 27.1          Financial Data Schedule+                                                          --

_____________________
+    Incorporated by Reference to the amended Registrant's Registration
Statement on Form S-4 (File No. 333-4037) as originally filed with the Commission on May 17, 1996.